Exhibit 99.2

                                     [LOGO]
                              BrandPartners Group

                                  BUSINESS NEWS

      Edward T. Stolarski Resigns as Chairman and Chief Executive Officer;
        James F. Brooks Elected Interim President of BrandPartners Group

      NEW YORK, NY - October 1, 2003 - BrandPartners Group, Inc. (OTCBB: BPTR) announced today that Edward T. Stolarski, Chairman and Chief Executive Officer of BrandPartners Group and its wholly-owned subsidiary Willey Brothers, Inc., has resigned from the Board of Directors of both BrandPartners Group and Willey Brothers, effective immediately, and will be stepping down as Chief Executive Officer of BrandPartners Group and Willey Brothers, effective October 10, 2003. The Company's Board of Directors has appointed James F. Brooks, Chief Operating Officer of Willey Brothers, to serve as interim President of both BrandPartners Group and Willey Brothers, while the Board conducts a search for a Chief Executive Officer to replace Mr. Stolarski at BrandPartners Group.

      Mr. Brooks joined Willey Brothers as Chief Operating Officer in June 2002. Prior to joining Willey Brothers, he was a management consultant with Getzler & Co., a leading middle market turnaround consulting company. Prior to joining Getzler, Mr. Brooks served as Senior Vice President of operations, business development and legal affairs at Cityspree, Inc., and as Vice President at Swissotel and Meridien Hotels, where he was responsible for North and South American acquisitions and asset management. Mr. Brooks graduated cum laude from Connecticut College and received an MBA from Harvard Business School.

      Mr. Stolarski noted that Jim Brooks has been instrumental in implementing cost efficiencies and driving the marketing efforts at Willey Brothers over the past 15 months. "I have every confidence that Jim will continue to add significant value to both Willey Brothers and BrandPartners Group as a whole."

      Mr. Brooks commented: "I look forward to taking on a larger role at the corporate level and continuing to execute on the strategy Ed has initiated. We are building upon Willey Brothers' core
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market strengths and plan to expand the Company's varied business units. We wish
Ed well in his future endeavors."

BrandPartners Group, Inc (www.bptr.com) operates through Willey Brothers, Inc., a wholly owned subsidiary, providing branch positioning and consulting, merchandising, branch planning and design, and creative services for financial services companies.

This press release  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts but rather reflect the Company's current expectations concerning future results. The words "believes," "anticipates," "expects," and similar expressions identify forward-looking statements, which are subject to certain risks, uncertainties and factors, including those which are economic, competitive and technological, that could cause actual results to differ materially from those forecast or anticipated. Such factors include, among others: the continued services of Mr. Stolarski as Chief Executive Officer of the Company and Willey Brothers, and of James Brooks as Chief Operating Officer of Willey Brothers; our ability to refinance or obtain an extension of our existing short term debt; our ability to make early payments to certain noteholders, thereby entitling the Company to certain debt forgiveness; our ability to continue to obtain waivers of covenants and other defaults under our debt instruments and credit facilities; our ability to identify appropriate acquisition candidates, finance and complete such acquisitions and successfully integrate acquired businesses; changes in our business strategies or development plans; competition; our ability to grow within the financial services industries; our ability to obtain sufficient financing to continue operations; and general economic and business conditions, both nationally and in the regions in which we operate. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures made by the Company in this press release, as well as the Company's periodic reports on Forms 10-K and 10-Q, current reports on Form 8-K, and other filings with the Securities and Exchange Commission.

Contact:
Rachel Levine
Investor Relations
The Anne McBride Co.
Tel: 212-983-1702 x207
Email: rlevine@annemcbride.com